UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2003

HOSPITALITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-11527	04-3262075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts		02458
(Address of registrant’s principal executive offices)		(Zip code)

617-964-8389
(Registrant’s telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

Supplementary federal income tax considerations.

The following summary of federal income tax considerations supplements and updates the more detailed descriptions of these matters appearing under the caption “Federal Income Tax Considerations” of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002 (our “2002 Annual Report”), and supersedes the description of these matters appearing under the caption “Supplementary federal income tax considerations” in our Current Report on Form 8-K filed on July 7, 2003.  Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in the portion of our 2002 Annual Report captioned “Federal Income Tax Considerations”, as supplemented by the discussion in this Form 8-K, is accurate in all material respects and fairly summarizes the federal income tax issues discussed in those sections, and the opinions of counsel referred to in such portion of our 2002 Annual Report, as supplemented by the discussion in this Form 8-K, represent Sullivan & Worcester LLP’s opinions on those subjects.  Specifically, subject to qualifications and assumptions contained in its opinions, in our 2002 Annual Report and in this Form 8-K, Sullivan & Worcester LLP has given opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”), for our 1995 through 2002 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the IRC.

On April 28, 2003, we terminated Wyndham’s occupancy and operations of 15 Summerfield Suites by Wyndham® hotels after a default on lease payments owed to us. We then leased these hotels to one of our taxable REIT subsidiaries.  This taxable REIT subsidiary engaged Candlewood Management, Inc. (f/k/a Candlewood Management, LLC) to serve as the manager for these hotels.  This management contract was terminated on October 6, 2003.  We understood from Candlewood Management, Inc. that it or its affiliate operated several “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary.  For a hotel operator to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the IRC, it or its affiliates must be actively engaged in the business of operating “qualified lodging facilities” for parties unrelated to us.  Although there can be no assurance in this regard, we believe that this arrangement generated rents to us that qualified as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Candlewood Management, Inc. operated enough “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary and thus qualified as such an eligible independent contractor.  We received an opinion of counsel that Candlewood Management, Inc. should qualify as such an eligible independent contractor, and that, although the matter is not free from doubt, it is reasonable for us to rely on such opinion for purposes of the relief provisions under the REIT gross income tests summarized in our 2002 Annual Report.

On May 12, 2003, we terminated Wyndham’s occupancy and operations of 12 Wyndham® hotels after a default on lease payments owed to us.  We then leased these hotels to one of our taxable REIT subsidiaries. This taxable REIT subsidiary has engaged Crestline Hotels & Resorts, Inc. to serve as the manager for these hotels.  We believe that Crestline Hotels & Resorts, Inc. is actively engaged in the business of operating “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary.  Although there can be no assurance in this regard, we believe that this arrangement generates rents to us that qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Crestline Hotels & Resorts, Inc. qualifies under Section 856(d)(9)(A) of the IRC as an “eligible independent contractor”.

On July 1, 2003, we acquired 16 Staybridge Suites® hotels and began leasing them to one of our taxable REIT subsidiaries.  This taxable REIT subsidiary has engaged InterContinental Hotels Group Resources, Inc. to serve as the manager for these hotels pursuant to a long-term management agreement.  In addition, on October 6, 2003, the taxable REIT subsidiary which was the lessee of the Summerfield Suites by Wyndham®hotels merged into the taxable REIT subsidiary that is the lessee of the Staybridge Suites® hotels.  In connection with this merger, the surviving taxable REIT subsidiary became the lessee of the Summerfield Suites by Wyndham®hotels, the management contract with Candlewood Management, Inc. was terminated, and InterContinental Hotels Group Resources, Inc. was engaged to manage these  hotels.  We believe that InterContinental Hotels Group Resources, Inc. or its affiliates are actively engaged in the business of operating “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary, and accordingly, although there can be no assurance in this regard, we believe that InterContinental Hotels Group Resources, Inc. qualifies as an “eligible independent contractor” under Section 856(d)(9)(A) of the IRC.

Although there is no clear precedent to distinguish for federal income tax purposes among leases, management contracts, partnerships, financings, and other contractual arrangements, we believe that the leases and management agreements to which our taxable REIT subsidiaries discussed above are a party will be respected for purposes of the IRC.  Accordingly, although there can be no assurance in this regard, we expect that the rental income we receive from the taxable REIT subsidiaries will qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report.  We will also take steps to qualify for the 75% and 95% gross income tests under the relief provision described in our 2002 Annual Report, including for example attaching an applicable schedule of gross income to our federal income tax returns as required by Section 856(c)(6)(A) of the IRC.  Thus, even if the IRS or a court ultimately determines that one or more of our operators failed to operate enough “qualified lodging facilities” for others and thus failed to qualify as an eligible independent contractor, and that this failure thereby implicated our compliance with the REIT gross income tests summarized in our 2002 Annual Report, we expect we would qualify for the gross income tests’ relief provision and thereby preserve our qualification as a REIT. If this relief provision were to apply to us, we would then be subject to a penalty tax at a 100% rate on the greater of the amount by which we failed the 75% or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year.

Restrictions are imposed on a taxable REIT subsidiary to ensure that it will be subject to an appropriate level of federal income taxation.  For example, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment.  There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these restrictions or excise taxes, but we do not believe that we are or will be subject to these impositions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
(Registrant)

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer

Dated:  October 10, 2003